UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2021

HOMELAND RESOURCES LTD.

(Exact name of Registrant as specified in its Charter)

NEVADA	000-55282	26-0841675
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 E Erie St, Ste 525 Unit #2420, Chicago, IL 60611

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

Homeland Resources Ltd. a/k/a Himalaya Technologies, Inc. is referred to herein as “we”, “us”, or “us”

Item 7.01 Regulation FD Disclosure.

Himalaya Technologies, Inc. aka Homeland Resources Ltd. (OTC: HMLA)  has agreed to acquire 100% of OTC.WATCH LLC @ https://otc.watch, an investor stock chat room and social media network, and 19.99% of GenBio Inc. @ https://genbioinc.com,  a provider of proprietary nutraceutical supplements to boost immune systems against pathogens including COVID-19.  Due diligence and paperwork are underway.  Terms agreed to include the issuance of Series B Preferred shares convertible into 20% of the fully diluted shares of HMLA, or roughly 84,000 Series B Preferred shares for each targeted entity.  The Company continues to make progress on filing its Form 10 to bring HMLA SEC current near-term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMELAND RESOURCES LTD.

Date: September 20, 2021	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer